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Exhibit 5.1

LAW OFFICE OF GARY A. AGRON
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Telephone: (303) 770-7254
Facsimile: (303) 770-7257
E-Mail: gaa@attglobal.net

May 13, 2005

VitaCube Systems Holdings, Inc.
480 S. Holly Street
Denver, Colorado 80246

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        We are counsel for VitaCube Systems Holdings, Inc., a Nevada corporation (the "Company"), in connection with the proposed public offering under the Securities Act of 1933, as amended, by certain of its securities holders of up to 495,736 common stock purchase warrants ("Warrants") and 495,736 shares of common stock ("Shares") underlying the Warrants to be offered by the selling securities holders through a Registration Statement on Form S-3 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

        In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

(1)
Articles of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the state of Nevada;

(2)
Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company;

(3)
The Registration Statement and the Preliminary Prospectus contained within the Registration Statement;

(4)
The other exhibits of the Registration Statement; and

(5)
All relevant statutory provisions under Nevada law, all applicable Nevada Constitutional provisions and all reported judicial decisions interpreting such statutory and Constitutional provisions.

        We have also examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances. Based upon the foregoing and in reliance thereon, it is our opinion that the Warrants and Shares to be offered under the Registration Statement are fully paid, non-assessable and lawfully issued under Nevada law.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

Very truly yours,
/s/ GARY A. AGRON Gary A. Agron

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  Exhibit 5.1